                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM 8-K



                                CURRENT REPORT

                               _________________

                    Pursuant to Section 13 of 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 9, 1998

                            BOSTON PROPERTIES, INC.
            (Exact name of Registrant as specified in its Charter)


                                   Delaware
                           (State of Incorporation)


1-13087                                            04-2473675
(Commission File Number)                           (IRS Employer Id. Number)

8 Arlington Street
Boston, Massachusetts                                                 02116
(Address of principal executive offices)                          (Zip Code)

                                (617) 859-2600
             (Registrant's telephone number, including area code)

Item 5  Other Events

On January 9, 1998, the Company issued the following press release:

   BOSTON PROPERTIES AND WHITEHALL ENTER INTO LETTER OF INTENT TO ACQUIRE THE
   --------------------------------------------------------------------------
  COMMERCIAL PORTION OF THE PRUDENTIAL CENTER COMPLEX IN BOSTON, MASSACHUSETTS
  ----------------------------------------------------------------------------


BOSTON, MA, January 9, 1998 -- Boston Properties, Inc. (NYSE:BXP), a self-managed, self-advised real estate investment trust ("REIT"), and Goldman Sachs' Whitehall fund announced today that they have entered into a letter of intent with Prudential Insurance Company of America to acquire the commercial property and development rights associated with the Prudential Center in Boston, Massachusetts. The Prudential Center is located in the heart of Boston's "Back Bay" office and residential neighborhood. The commercial portion of the Prudential Center consists of two office buildings totaling 1.72 million net rentable square feet, a 477,000 net-rentable-square-foot retail complex and a parking garage with 2,700 spaces. The development rights allow approximately
1.75 million gross square feet of new construction. It is contemplated that Prudential will participate with Boston Properties and Whitehall in the future development activity. Prudential anticipates selling the residential portion of the Prudential Center, consisting of 782 apartment units, to a separate entity.

The letter of intent is non-binding and no assurance can be made that a final agreement will be reached or that the acquisition will be consummated, nor can the definitive terms of any final agreement be determined at this time.

Prudential officials commented that the decision to move into exclusive negotiations now with Boston Properties and Whitehall was made for "strategic reasons." Brian Murphy, Managing Director for Prudential general account real estate investments, said, "From the beginning of this marketing process, we have been interested in alternatives to a straight cash sale. We believe in this property's potential for favorable investment returns well into the future, and we want to participate by retaining a stake -- directly, indirectly or both." David Raszmann, Prudential Vice President in charge of the property, added, "Prudential Center is indisputably the hub of Boston's Back Bay, and is one of America's best-recognized landmarks. Neither we, nor generations of Bostonians want that to be disrupted. The name Prudential Center will remain as part of the final deal."

Boston Properties, Inc. is a fully integrated, self-administered and self-managed real estate investment trust ("REIT") that develops, redevelops, acquires, manages, operates and owns a diverse portfolio of office, industrial and hotel properties predominantly located in the Greater Boston, Greater Washington, D.C., midtown Manhattan and Baltimore markets. The Company is one of the largest owners and developers of office properties in the United States.

Whitehall Street Real Estate Limited Partnership IX, an affiliate of Goldman, Sachs & Co., is a $1.6 billion discretionary real estate fund that invests in real estate opportunities worldwide.

Headquartered in Newark, N.J., Prudential is the nation's largest life insurance company and one of its largest financial institutions. For decades it has been one of the leading investors in commercial real estate.

This press release contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy. Acquisitions that are pursued by Boston Properties may not be consummated for a variety of reasons, including a failure to reach agreement with the selling party regarding the acquisition price or other terms of a contribution or acquisition agreement.

                            BOSTON PROPERTIES, INC.
                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         BOSTON PROPERTIES, INC.


                                         /s/ David G. Gaw
                                         -------------------------------------
                                         David G. Gaw,
                                         Chief Financial Officer

Date: January 9, 1998